Exhibit 10.29-4

MagnaChip Semiconductor Corporation c/o MagnaChip Semiconductor, Ltd. 501, Teheran-ro, Gangnam-gu Seoul 06168, Korea Office +82-2-6903-3666 Fax +82-2-6903-5093 Theodore.Kim@MagnaChip.com

September 3, 2018

Young Joon Kim

[address omitted]

Dear Mr. Kim:

The purpose of this Letter (this “Letter”) is to clarify our understanding with respect to certain provisions of the Employment Agreement between you, MagnaChip Semiconductor Corporation (“Parent”), and MagnaChip Semiconductor, Ltd. (together with Parent, the “Company”), dated as of April 26, 2018 (the “Employment Agreement”). When fully executed, this Letter will constitute an amendment to the Employment Agreement. Any capitalized term not otherwise defined in this Letter shall have the meaning ascribed to such term in the Employment Agreement.

Notwithstanding anything to the contrary in the Employment Agreement, you and the Company hereby agree as follows: (i) the Expatriate Benefits will include gross tuition, including bus fees, as applicable from time to time, for your children; and (ii) the Housing Support section of Exhibit A is hereby amended to provide that you will receive housing support/reimbursement from the Company, not to exceed KRW 186,346,200 per calendar year (whether paid as rent or on an equivalent basis if paid as key money deposit), which amount shall be prorated as appropriate if the housing support/reimbursement commences or is modified during any calendar year, whether or not you remain in the same housing as you maintain as of the Effective Date.

This Letter and the Employment Agreement contain the entire understanding between the parties on the subjects covered herein and supersede all prior agreements, arrangements and understandings, whether written or oral, regarding the subjects covered herein. The Employment Agreement and this Letter may not be changed, nor may any of their provisions be waived, orally, but may only be changed in writing signed by both parties. The Employment Agreement shall be amended hereby to the extent set forth herein. However, except as specifically amended or otherwise clarified by this Letter, the Employment Agreement shall remain in full force and effect in accordance with its terms.

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Please sign and return this Letter to confirm your receipt, understanding and agreement with the terms of this Letter, and the immediate impact of this Letter upon the Employment Agreement.

Yours sincerely,

MAGNACHIP SEMICONDUCTOR, LTD.

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Executive Vice President

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, Executive Vice President and General Counsel

I confirm my receipt, understanding and agreement with the terms of this Letter.

/s/ Young Joon Kim
Young Joon Kim